QUARTERLY FINANCIAL DATA

                           First        Second         Third         Fourth
Dollars in Thousands       Quarter      Quarter       Quarter       Quarter         Total
(except per-share data)
1996 BY QUARTER
    Operating revenues   $1,162,077    $1,119,731    $1,292,426    $1,183,740    $4,757,974
    Operating income.    $  357,412    $  301,231    $  470,706    $  232,854    $1,362,203
    Net income.......    $  191,304    $  157,382    $  264,987    $  116,293    $  729,966
    Earnings per share   $     0.88    $     0.71    $     1.25    $     0.53    $     3.37

1995 BY QUARTER
    Operating revenues   $1,111,065    $1,052,403    $1,379,978    $1,133,238    $4,676,684
    Operating income.    $  369,414    $  263,876    $  504,507    $  211,254    $1,349,051
    Net income.......    $  201,276    $  137,523    $  285,200    $   90,539    $  714,538
    Earnings per share   $     0.92    $     0.61    $     1.33    $     0.39    $     3.25


Generally, quarterly earnings fluctuate with seasonal weather conditions and maintenance of electric generating units, especially nuclear units.